EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a Director of Helios and Matheson Analytics Inc., a Delaware corporation (“Company”), hereby constitutes and appoints Theodore Farnsworth and Stuart Benson, and each of them (with full power to each of them to act alone), the undersigned’s true and lawful attorneys-in-fact and agents, with full power of substitution, for the undersigned and in the undersigned’s name, place and stead in any and all capacities, to sign and date the Annual Report on Form 10-K for the Company’s year ended December 31, 2016 under the Securities Exchange Act of 1934, as amended (the “Annual Report”), or such other form as any such attorney-in-fact may deem necessary or desirable, and any amendments thereto, each in such form as they or any one of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done so that such Annual Report shall comply with the Securities Exchange Act of 1934, as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has signed this Power of Attorney as of the 13th day of April 2017.

/s/ Muralikrishna Gadiyaram

Muralikrishna Gadiyaram

/s/ Prathap Singh

Prathap Singh

/s/ Carl J. Schramm

Carl J. Schramm

/s/ Gavriel Ralbag

Gavriel Ralbag